       As filed with the Securities and Exchange Commission on October 12, 2000.
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                         Hollywood Casino Corporation
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                       75-2352412
   (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                                13455 Noel Road
                                  Suite 2200
                              Dallas, Texas 75240
                 (Address, Including Zip Code, of Registrant's
                         Principal Executive Offices)

      Hollywood Casino Corporation 1996 Non-Employee Director Stock Plan
                           (Full Title of the Plans)

                               William D. Pratt
            Executive Vice President, Secretary and General Counsel
                                13455 Noel Road
                                  Suite 2200
                              Dallas, Texas 75240
                                (972) 392-7777
                    (Name, Address, Including Zip Code, and
                   Telephone Number, Including Area Code, of
                              Agent for Service)

      A copy of all communications, including all communications sent to agent for service, should be sent to:

                               Michael A. Saslaw
                          Weil, Gotshal & Manges LLP
                        100 Crescent Court, Suite 1300
                             Dallas, Texas  75201
                          Telephone:  (214) 746-7700
                          Facsimile:  (214) 746-7777

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
Title of Securities   Amount to be   Proposed Maximum    Proposed Maximum        Amount of
  to be Registered   Registered (1)   Offering Price        Aggregate         Registration Fee
                                       Per Share (2)    Offering Price (2)
-------------------------------------------------------------------------------------------------
Class A Common       50,000 Shares         $8.81            $440,500                $117
    Stock,
$0.0001 Par Value
-------------------------------------------------------------------------------------------------

(1) This Registration Statement registers an additional 50,000 shares under the Hollywood Casino Corporation (the "Registrant") 1996 Non-Employee Director Stock Plan (the "Plan"), with respect to which 150,000 shares have previously been registered (SEC File No. 333-11163).

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the Proposed Maximum Aggregate Offering Price Per Share is based upon the average of the high and low price of a share of the Registrant's Class A Common Stock reported for trading on the American Stock Exchange on October 10, 2000 ($8.81) with respect to 50,000 shares.

================================================================================

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

     On August 30, 1996, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (SEC File No. 333-11163) (the "First Registration Statement") relating to 3,150,000 shares of the Registrant's Class A Common Stock to be issued pursuant to the Hollywood Casino Corporation 1996 Long-Term Incentive Plan and the Hollywood Casino 1996 Non-Employee Director Stock Plan (the "Plan"), of which 150,000 shares were registered with respect to the Plan. The First Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the First Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the First Registration Statement are incorporated herein by reference.

                  (Remainder of Page Intentionally Left Blank)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 12, 2000.

                                        HOLLYWOOD CASINO CORPORATION

                                        By: /s/ Jack E. Pratt
                                           --------------------------------
                                           Jack E. Pratt
                                           Chairman of the Board and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of Edward T. Pratt, Jr. and William D. Pratt, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-8 of Hollywood Casino Corporation under the Securities Act of 1933, as amended, including, without limitation of the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Hollywood Casino Corporation, or on behalf of the undersigned as a director or officer of Hollywood Casino Corporation, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                       Title                      Date
           ---------                       -----                      ----

                                 Chairman of the Board, Chief   October 12, 2000
      /s/ Jack E. Pratt              Executive Officer and
-----------------------------              Director
         Jack E. Pratt

                                  President, Chief Operating    October 12, 2000
    /s/ Edward T. Pratt III          Officer and Director
-----------------------------
       Edward T. Pratt III

           Signature                       Title                      Date
           ---------                       -----                      ----

                                Executive Vice President,       October 12, 2000
    /s/ William D. Pratt        Secretary, General Counsel
------------------------------         and Director
       William D. Pratt

                                 Vice President, Treasurer      October 12, 2000
    /s/ Edward T. Pratt, Jr.           and Director
------------------------------
       Edward T. Pratt, Jr.
                                         Director               October 12, 2000
    /s/ Theodore H. Strauss
------------------------------
       Theodore H. Strauss
                                         Director               October 12, 2000
    /s/ James A. Colquitt
------------------------------
       James A. Colquitt*
                                         Director               October 12, 2000
    /s/ Oliver B. Revell III
------------------------------
       Oliver B. Revell III*
                                 Executive Vice President and   October 12, 2000
    /s/ Paul C. Yates               Chief Financial Officer
------------------------------
       Paul C. Yates
                                  Vice President-Finance and    October 12, 2000
    /s/ Charles F. LaFrano III    Principal Accounting Officer
------------------------------
       Charles F. LaFrano III

*Member of the Committee appointed to administer the Plan, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plan.

                                 EXHIBIT INDEX
                                 -------------

   Exhibit No.      Description
   -----------      -----------
     4.1            Amended and Restated Certificate of Incorporation of
                    Hollywood Casino Corporation.(1)

     4.2            Second Amended and Restated Bylaws of Hollywood Casino
                    Corporation.(2)

     4.3            Rights Agreement, dated as of May 7, 1993 between Hollywood
                    Casino Corporation and Continental Stock Transfer & Trust
                    Company, as Rights Agent.(1)

     4.4            Hollywood Casino Corporation 1996 Non-Employee Director
                    Stock Plan.(3)

     4.5            Amendment to Hollywood Casino Corporation 1996 Non-Employee
                    Director Stock Plan.*

     4.6            Second Amendment to Hollywood Casino Corporation 1996 Non-
                    Employee Director Stock Plan.*

     5.1            Opinion of Weil, Gotshal & Manges LLP.*

     23.1           Consent of Deloitte & Touche LLP.*

     23.2           Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5.1).

     24.1           Power of Attorney (included on signature pages).

_______________

*Filed herewith.

(1) Incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (SEC File No. 33-58732) as filed with the Commission on May 21, 1993.

(2) Incorporated by reference from Exhibit 3.3 to the Registrant's Annual Report on Form 10-K (SEC File No. 33-48887) for the fiscal year ended December 31, 1999.

(3) Incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (SEC File No. 333-11163) as filed with the Commission on August 30, 1996.